                                                                   Exhibit 10.11

                              PURCHASE AGREEMENT
                              ------------------

        THIS PURCHASE AGREEMENT is made and entered into on this the 1st day of March, 2000, by and between INTERCAPITAL GLOBAL FUND, LTD., an Antigua and Barbados corporation, having its principal place of Business at One High Street, St. John, Antigua (hereinafter referred to as Seller) and NETFORFUN.COM INC., a publicly held Canadian company, having its principal place of business at #3 Rainbow Creek Way, Toronto, Ontario, Canada M2K1T9, (hereinafter referred to as "Buyer").

                         Article 1. Purchase and Sale
                         ----------------------------

        In consideration of the mutual promises and conditions herein contained, Seller hereby agrees to sell to Buyer, and Buyer agrees to purchase from Seller on the terms, conditions, warranties and representations set forth in this Agreement, one half (50%) of the business including Domain names and all assets tangible or intangible owned by Seller under the names of SLOTSVEGAS.COM, SLOTSVEGAS.NET and SLOTSVEGAS.ORG and located at 1411 Peele Street, Suite #500, Montreal, Quebec, Canada H3G2A9 (hereinafter referred to as "the Business") and all customer deposits on hand and in those names at the time of the signing of this Agreement.

                         Article 2. Amount of Purchase
                         -----------------------------

        The total purchase price to be paid by Buyer to Seller for one half (50%) of all the properties, assets, rights and customer deposits of the Business described in this Agreement (hereinafter referred to as the "Purchase Price"), shall be TWO MILLION DOLLARS ($2,000,000.00) in United States currency.

                      Article 3. Payment of Purchase Price
                      ------------------------------------

        The Total Purchase Price shall be paid in United States dollars as follows:
        (a) $100,000.00 in cash, check or the equivalent, shall be paid when this Agreement is signed
        (b) $400,000.00 shall be paid by delivery from Buyer to Seller of a Five (5) year Promissory Note executed in favor of Seller by Buyer which shall bear interest from the date of its execution at 9% per year and principal and interest shall be payable in equal quarterly installments beginning on or before the 1st day of July, 2000, in the quarterly amount of $24,910.02 each.
        (c) $1,500,000.00 shall be paid by delivery from Buyer to Seller of 15,000,000 shares of common stock in Netforfun.com Inc. with a strike price of
0.10 cents per share U.S. The stock issued to Seller shall be that stock that is issued after stock reversals are made by Buyer.

                              Article 4. Closing
                              ------------------

        At the closing the seller shall:
                (a) execute all documents necessary to finalize this Agreement and transfer all customer deposits on hand at the time of the closing.

        At the closing the Buyer shall:
        (a)     Pay Seller $100,000.00 in cash, check or the equivalent,
        (b) Execute the note to Seller for $400,000.00 U.S. dollars under the terms and conditions set forth hereinabove,
        (c) Issue 15,000,000 shares of Netforfun.com Inc. common stock to Seller, and
        (d) Execute all other documents necessary to finalize this Agreement.

               Article 5. Representation, Warranties, Covenants
               ------------------------------------------------
                           and Agreements by Seller
                           ------------------------

        Seller hereby agrees and warrants and represents to Buyer that:
        (a) Seller is the lawful owner of the Business and has good right and due authorization to sell the same. At the time of signing this Agreement Seller neither knows nor has reason to know of the existence of any outstanding claim or title, or interest, or lien in, to or on the Business except as shown on the financial records of the Business;
        (b) Seller owes no obligations and has contracted no liabilities effecting the Business or which might affect to consummation of the purchase and sale described in this Agreement that have not been expressly disclosed to Buyer;
        (c) No litigation, actions or proceedings legal, equitable, administrative, including but not limited to lawsuits, claims or disputes are pending or threatened which might affect the Business, the assets being purchased, or the consummation of the purchase and sale described in this Agreement; and
        (d) Seller agrees to indemnify and hold Buyer harmless from and all claims, causes of actions, damages, or debits, including legal fees, resulting from any actions, occurrences or events occurring prior to the Closing.

                    Article 6. Nonassumption of liabilities
                    ---------------------------------------

        Unless otherwise expressly provided for herein, the liabilities and obligations incurred by Seller prior to the Closing are not being assumed by Buyer but continue as liabilities and obligations of Seller and shall be solely paid by Seller.

        In the event Buyer is required to pay after the Closing any valid debt or expense incurred by Seller prior to the Closing, Buyer shall have the right to offset any such debt or expense actually paid by it, which is the valid and legal obligation of the Seller, against any payment owed to Seller by Buyer.

                              Article 7. Default
                              ------------------

        After execution of this Agreement by the parties, default shall be the failure of either party to perform their respective obligations and duties and/or shall be a breach of a warranty or covenant herein.

        In the event of default of either party, Seller and Buyer shall have the right to sue for specific performance and/or sue for damages in addition to any other relief provided in this Agreement. In a suit for default, reasonable attorney's fees shall be recoverable by the prevailing party.

               Article 8. General and Administrative Provisions
               ------------------------------------------------

        Parties Bound. This Agreement shall be binding upon and inure to the
        -------------
benefit of the parties hereto and their respective successors and permitted assigns.
        Assignment. The Seller shall have no right to transfer or assign its
        ----------
interest in this Agreement without the prior written consent of the Buyer.
        Corporate Authority. Each party hereto represents unto the other that
        -------------------
this Agreement, the transaction contemplated herein, and the execution and delivery hereof, have been duly authorized by all necessary corporate proceedings and actions, including without limitation, the action on the part of the directors. Certified copies of such corporate or other resolutions authorizing this transaction shall upon request be delivered at the closing.
        Applicable Law. This Agreement shall be construed, interpreted and
        --------------
enforced in accordance with and the respective rights and obligations of the parties shall be governed by, the laws of the Province of Ontario and the federal laws of Canada applicable therein, and each party hereto, irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of such province and all courts competent to hear appeals therefrom.
        Severability. If any provision of this Agreement is determined by a
        ------------
court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such determination shall not impair or affect the validity, legality or enforceability of the remaining provisions hereof, and each provision is hereby declared to be separate, severable and distinct.
        Amendment and Waivers. No amendment or waiver of any provision of this
        ---------------------
Agreement shall be binding on any party unless consented to in writing by each party hereto. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, nor shall any waiver constitute a continuing waiver unless otherwise expressly provided.
        Entire Agreement. This Agreement constitutes the entire agreement
        ----------------
between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral. There are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, collateral, statutory or other wise, relating to the subject matter hereof except as herein provided.
        Notices. All notices or other communications required or permitted to be
        -------
given pursuant to this Agreement shall be in writing and shall be delivered in person, transmitted by telecopy or similar means or recorded electronic communication or sent by registered mail, charges prepaid, and addressed as follows:

                If to Seller:    Intercapital Global Fund, Ltd.
                                 1411 Peele Street, Suite #500
                                 Montreal, Quebec H3G2A9

                                 Attn: Mr. Sandy Masselli, Jr., Chairman


                If to Buyer:     Netforfun.com Inc.
                                 #3 Rainbow Creek Way
                                 Toronto, Ontario M2K1T9
                                 Canada

                                 Attn: Mr. John Bentivoilo, Senior Vice
                                 President and Director

        A party may change its address for notice by giving notice of such change to the other party in writing.
        This Agreement may be executed in counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same instrument.

        IN WITNESS WHEREOF this Agreement has been executed by the parties.


                                        INTERCAPITAL GLOBAL FUND, LTD.



                                        ---------------------------------
                                        Sandy Masselli, Jr.
                                        Chairman


                                        NETFORFUN.COM INC


                                        /s/ John Bentivoilo
                                        ---------------------------------
                                        John Bentivoilo
                                        Senior Vice President and Director

                                PROMISSORY NOTE
                                ---------------

Date: March 1, 2000

Maker: Netforfun.com Inc.
Mailing address: #3 Rainbow Creek Way, Toronto, Ontario, M2K1T9, Canada

Payee: Intercapital Global Fund, Ltd.
Mailing address: One High Street, St. John, Antigua

Place for Payment: 1411 Peele Street, Suite #500, Montreal Quebec, H3G2A9,
                   Canada

Principal Amount: FOUR HUNDRED THOUSAND AND NO/100 ($400,000.00)
Annual Interest Rate on Unpaid Principal from Date: Nine Percent (9%)

Terms of Payment (principal and interest): In equal quarterly installments of $24,910.02 each beginning on July 1, 2000 and continuing thereafter until paid.

        Maker promises to pay to the order of Payee at the place for payment and according to the terms of payment the principal amount plus interest at the rate stated above. All unpaid amounts shall be due by the final scheduled payment date. This note may be prepaid, in whole or in part, at any time without penalty.

        If Maker defaults in the payment of this note, and the default continues after Payee gives Maker notice of the default and the time within which it must be cured, as may be required by law or by written agreement, then Payee may declare the unpaid principal balance on this note immediately due. Maker waives all demands for payment, presentations for payment, notices of intention to accelerate maturity, notices of acceleration of maturity, protests, and notices of protest, to the extent permitted by law.

        If this note is given to an attorney for collection, or if suit is brought for collection, or if it is collected through probate, bankruptcy, or other judicial proceeding, then Maker shall pay Payee all costs of collection, including reasonable attorney's fees and court costs, in addition to other amounts due. Reasonable attorney's fees shall be 10% of all amounts due unless either party pleads otherwise.

        Interest on the debt evidenced by this note shall not exceed the maximum amount of nonusurious interest that may be contracted for, taken, reserved, charged, or received under law. This provision overrides other provisions in this and all other instruments concerning the debt.

        When the context requires, singular nouns and pronouns include the plural.

                                        Netforfun.com Inc.



                                        By /s/ [ILLEGIBLE]
                                          --------------------------
                                        Senior Vice President and Director
                                        Maker

                                PROMISSORY NOTE
                                ---------------

Date: March 1, 2000

Maker: Netforfun.com Inc.
Mailing address: #3 Rainbow Creek Way, Toronto, Ontario, M2K1T9, Canada

Payee: 1/st/ American Mutual Funds, Inc.
Mailing address: 26 Broad Street, Red Bank, New Jersey 07701

Place for Payment: 26 Broad Street, Red Bank, New Jersey 07701

Principal Amount: ONE HUNDRED THOUSAND AND NO/100 ($100,000.00)
Annual Interest Rate on Unpaid Principal from Date: Nine Percent (9%)

Terms of Payment (principal and interest): Due on demand

        Maker promises to pay to the order of Payee at the place for payment and according to the terms of payment the principal amount plus interest at the rate stated above. All unpaid amounts shall be due by the final scheduled payment date. This note may be prepaid, in whole or in part, at any time without penalty.

        If Maker defaults in the payment of this note, and the default continues after Payee gives Maker notice of the default and the time within which it must be cured, as may be required by law or by written agreement, then Payee may declare the unpaid principal balance on this note immediately due. Maker waives all demands for payment, presentations for payment, notices of intention to accelerate maturity, notices of acceleration of maturity, protests, and notices of protest, to the extent permitted by law.

        If this note is given to an attorney for collection, or if suit is brought for collection, or if it is collected through probate, bankruptcy, or other judicial proceeding, then Maker shall pay Payee all costs of collection, including reasonable attorney's fees and court costs, in addition to other amounts due. Reasonable attorney's fees shall be 10% of all amounts due unless either party pleads otherwise.

        Interest on the debt evidenced by this note shall not exceed the maximum amount of nonusurious interest that may be contracted for, taken, reserved, charged, or received under law. This provision overrides other provisions in this and all other instruments concerning the debt.

        When the context requires, singular nouns and pronouns include the plural.

                                        Netforfun.com Inc.



                                        By /s/ [ILLEGIBLE]
                                          --------------------------
                                        Senior Vice President and Director
                                        Maker

                        Intercapital Global Fund, Ltd.
                    Software Support Maintenance Agreement

  THIS AGREEMENT (hereinafter Agreement), made and entered into by and between Intercapital Global Fund, Ltd., having its principal place of business at One High Street, St. John, Antigua (hereinafter referred to as IGF); and Netforfun.Com Inc. having its principal place of business at: #3 Rainbow
Creek Way, Toronto Ontario M2K1T9. Hereinafter referred to as Customer).

1. DEFINITIONS

  For the purpose of this Agreement, the following terms shall have the meanings ascribed to them.

EFFECTIVE DATE. The term Effective Date shall mean first date of signing of this Agreement.

IMPROVEMENTS. Improvements to the Licensed Software are designated by a change to the products release indicator (up to next whole number release). Improvements generally comprise maintenance modifications or minor enhancements to functionality. Improvements exclude versions. Versions are comprised of significant enhancements to functionality. If there is any issue whether a new release is an Improvement or a version, it shall be within IGF's sole discretion to much such determination.

LICENSED SOFTWARE. The term Licensed Software shall mean the computer program(s) as detailed in Attachment A. The Licensed Software shall include Improvements as defined above. Licensed Software will be distributed in Object Code only format.

OBJECT CODE. Object Code shall exist solely of code, substantially or entirely in binary form, which is directly executable by a computer after suitable processing, but without the intervening steps of compilation or assembly. Object Code shall not include any Source Code.

TECHNICAL INFORMATION. The term Technical Information shall mean the material supplied by IGF in printed form or on magnetic media that supports the Licensed Software and describes its installation, operation, or maintenance.

USER. The entity or persons, including but not limited to employees or contractors who are licensed to run the Licensed Software.

                     II. MAINTENANCE AND SUPPORT SERVICES

        Standard Software Maintenance Services shall include: Telephone maintenance support of the Licensed Software. Said maintenance and support shall be available Monday through Friday, 8:00AM - 6:00PM EST, exclusive of holidays at (561) 393-6685. The Customer Support Center number after 6:00PM is 888-580-0980.

 . Improvements that are made generally available on the current version. . Technical Information updates to support Improvements.
 .  Program upgrades.
 .  New games as they are developed.
 .  A thirty (30) day warranty period on the media.
 .  PC Anywhere is required for Support and Maintenance services.
 .  No other software can reside on the IS or Database servers at anytime.

        If a Customer from time to time desires to obtain maintenance and support services other than those specified above, or desires to obtain services to accomplish modifications or enhancements to the Licensed Software not covered by this Agreement, Customer may notify IGF of the services desired and, such services shall be provided at the then current fees.

                              ADDITIONAL SERVICES

Additional services compromising a total turnkey solution shall include:
 .  Installation and hosting of the servers in Dominican Republic.
 .  Equipment Maintenance.
 .  Communication lines with sufficient bandwidth.
 .  Gaming License in Dominican Republic.
 .  System Management and Administration
 .  24/7/365 Call center from Canada
 .  Online Customer service
 . Merchant Banking Services and Administration through DMS.



                          III. INTELLECTUAL PROPERTY

        Any Improvements in the form of new or partial programs or documentation, Technical Information and maintenance and support information, that may be provided during the terms of this Agreement by IGF shall remain proprietary to IGF and title thereto remains with IGF. All applicable rights to patents, copyrights, trademarks, trade secrets and other intellectual or proprietary rights and interests in the Licensed Software and Improvements thereto by IGF are and shall remain with IGF. The Customer shall not sell, transfer, publish, disclose, display, or otherwise make available the Licensed Software or Improvements thereto or copies thereof to others, with exception of the access to the Client. Customer agrees to secure and protect each program, software product, and copies thereof in a maner consistent with the maintenance of IGF's rights therein and to take appropriate action by instruction or agreement with its employees who are permitted access to each program or software product to satisfy its obligations hereunder. All copies of the Licensed Software, or Improvements, including translations, compilations, partial copies with modifications, and updated works by IGF are the property of IGF.

                                IV. WARRANTIES

IGF warrants that the Licensed Software and Improvements thereto shall operate in accordance with the provided Technical Information.
IGF warrants that sole title to the IGF copyright of Licensed Software and Improvements resides in IGF, and that IGF has full power and authority to enter into and carry out this Agreement.
IGF shall use its best efforts to promptly correct program errors when such errors are reported to IGF. IGF will use its best efforts to provide Improvements to Licensed Software if necessary to repair the error and eliminate adverse effects on the Customer of the non-conformity.

                  V. LIMITATIONS AND EXCLUSIONS OF WARRANTIES

1. IGF's warranties do not extend to operation of any hardware configuration, nor in any operating environment (e.g., operating system)
2. IGF's warranties do not apply to:
a) Any copy of the Licensed Software that is re-engineered by any person other than IGF; nor
b) Malfunctions resulting from use of the Licensed Software other than in accordance with the most current Technical Information provided by IGF; nor
c) Bugs or irregularities caused by defects, problems, or failures of hardware or software not provided by IGF; nor
d) Bugs or irregularities caused by gross negligence of Customer or any other person except IGF.

3. EXCEPT FOR IGF'S WARRANTY THAT THE LICENSED SOFTWARE WILL OPERATE AS DEFINED IN THE TECHNICAL INFORMATION, IGF EXPRESSLY DISCLAIMS ANY WARRANTY THAT THE FUNCTIONS PERFORMED BY THE LICENSED SOFTWARE WILL MEET ADDITIONAL CUSTOMER REQUIREMENTS OR WILL OPERATE IN THE COMBINATIONS THAT MAY BE SELECTED FOR USE BY CUSTOMER.

   THE EXPRESS WARRANTIES AND EXPRESS REPRESENTATIONS SET FORTH IN THIS AGREEMENT ARE IN LIEU OF, AND IGF DISCLAIMS, ANY AND ALL OTHER WARRANTIES, CONDITIONS, OR REPRESENTATIONS (EXPRESS OR IMPLIED, ORAL OR WRITTEN), WITH RESPECT TO THE SOFTWARE SUPPORT MAINTENANCE AGREEMENT, INCLUDING ANY AND ALL IMPLIED WARRANTIES.

                          VI. LIMITATION OF LIABILITY

1. IGF EXPRESSLY DISCLAIMS, AND CUSTOMER AGREES NOT TO ASSERT. ANY LIABILITY FOR INCIDENTAL, CONSEQUENTIAL, OR SPECIAL DAMAGES ARISING EITHER DIRECTLY OR INDIRECTLY FROM OPERATION OF THE LICENSED SOFTWARE, INCLUDING BUT NOT LIMITED TO LIABILITY FOR LOST OR CORRUPTED DATA OF CUSTOMER. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES ARISING FROM THIS AGREEMENT OR USE OF LICENSED SOFTWARE.


2. IN NO EVENT SHALL IGF BE LIABLE FOR ANY DAMAGES RESULTING FROM LOSS OF DATA OR USE, LOST PROFITS OR ANY INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES. NOTWITHSTANDING ANYTHING IN THE AGREEMENT TO THE CONTRARY, IGF'S ENTIRE LIABILITY TO CUSTOMER FOR DAMAGES OR LOSSES SHALL NOT EXCEED THE AMOUNT PAID BY CUSTOMER UNDER THE AGREEMENT PRIOR TO SUCH DAMAGE OR LOSS UP TO A MAXIMUM OF THE THEN CURRENT APPLICABLE YEARLY MAINTENANCE FEES FOR THE SOFTWARE.

                           VII. TERM AND TERMINATION

1. Except as otherwise provided herein, this Agreement shall commence on the Effective Date and continue for a period of 12 months. Automatic renewal is assumed.

2. Upon termination of this Agreement:
a) Neither party shall have any further obligation to perform any duties hereunder.
b) If this Agreement is terminated by IGF prior to the end of any year for which an annual fee for maintenance and support has been paid by Customer, IGF shall refund to Customer a pro rata portion of said annual fee corresponding to the unexpired portion of that year.

                                   VII. FEES

1. Payments shall be made according to the terms and conditions defined in Attachment A.
2. The fees stated in Attachment A are only in effect for the initial term of the Agreement. Standard Software Maintenance Services fees may vary from year to year.
3. Unless otherwise specified, payment for Maintenance and Support Services shall begin thirty (30) days after installation and continue to be due every thirty (30) days from that date specified. If Customer fails to make payment on the date such payment is due, written notice shall be sent to the Customer. Customer shall have ten (10) days in which to make payment, Following this grace period, IGF many discontinue services until Customer has remedied the delinquency. Any past due payments shall be subject to late fees equal to 1.5% per month.


                          IX MISCELLANEOUS PROVISIONS

ASSIGNMENT. Neither this Agreement nor any interest herein may be assigned, in whole or in part, by Customer without prior written consent of IGP, except that, without securing such prior consent, Customer may assign this Agreement to any acquirer of substantial all of the business of such party to which the subject matter hereof relates, or to any affiliate or successor must assume in writing all obligations herein.

ESCROW. IGF will escrow source code at the Customer's expense for service only, not to enhance or develop the licensed product in the event IGF should go out of business.

CONSTRUCTION, APPLICABLE LAW AND PLACE OF PERFORMANCE. This Agreement shall be deemed to be mad and entered into IGF should go out of business.

NOTICE. All notices, statement, and reports required or permitted by this Agreement shall be in writing and deemed to have been effectively given and received five (5) days after the date of dispatch by certified or registered mail, postage prepaid; or other courier service; and in the case of teleicopied notice on the date that confirmation is sent by the receiving party to the sending party addressed as follows:

WAIVER. The waiver of a default hereunder by one party may be effected only by written acknowledgement signed by the other party and shall constitute a waiver of any other default. The failure of either party to enforce any right or remedy for any one default shall not be deemed a waiver of said right or remedy if the default persists of if future defaults are committed, nor shall such failure in any way affect the validity of this Agreement of any part hereof.

INDEPENDENT PARTIES. Nothing in this Agreement shall be deemed to constitute, create, give effect to or otherwise recognize a partnership, joint venture or formal business entity of any kind between the parties hereto and the rights and obligations of the parties shall be limited to those expressly set forth herein.

ENTIRE UNDERSTANDING. This written instrument constitutes the entire understanding and agreement between the parties with respect to the subject matter hereof, integrates all prior understandings and agreements with respect thereto, and shall not be varied, amended, or supplemented except in writing of event or subsequent date, executed by the parties.

  IN WITNESS WHEREOF, the parties hereto have executed this AGREEMENT as of 23 RD day of February 2000.

Intercapital Global Fund, Ltd.           Netforfun.Com Inc.
Signature: /s/Sandy J. Masselli          Signature: /s/John Bentivaglio
Name: Sandy J. Masselli                  Name: John Bentivaglio
Title: Chairman                          Title: Senior Vice President & Director
Date: 2 Mar 2000                         Date: March 21, 2000

                                                       Initials: /s/ [ILLEGIBLE]

                                 ATTACHMENT A

FEES FOR SERVICES:

--------------------------------------------------------------------------------
| Description                               | Individual Price                 |
--------------------------------------------------------------------------------
| Maintenance and Support Services as       | $15,000.00 per month             |
| outlined in section II of this agreement  |                                  |
|                                           |                                  |
--------------------------------------------------------------------------------